Exhibit B

                             JOINT FILING AGREEMENT

     The undersigned agree that this Amendment No. 3 to the Schedule 13D, dated February 11,2003, relating to the Common Stock of TFC Enterprises, Inc. shall be filed on behalf of the undersigned.





Dated: February 11, 2003           Grand Slam Capital Partners, LP




                                By: /s/ Mitchell Sacks
                                   ---------------------------------------------
                                    Name:   Mitchell Sacks
                                    Title:  Managing Partner


Dated: February 11, 2003            Grand Slam General Partners, LLC




                                By: /s/ Mitchell Sacks
                                   ---------------------------------------------
                                   Name:   Mitchell Sacks
                                   Title:  Principal